Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

To the undersigned Subscriber:

By signing and delivering this Subscription Agreement (this “Subscription Agreement”), you hereby agree with US Capital Global Securities, LLC (the “Placement Agent”)], a Delaware limited liability company, and the company (the “Company”), by signing and accepting this Subscription Agreement, hereby agrees with you, as follows:

1. Sale and Purchase of Shares of the Company.

Sale of shares in the Company will be made pursuant to the terms of the Offering Circular dated March 5, 2021 (the “Offering Circular”), to which this Subscription Agreement relates.

Subject to the terms and conditions of, and in reliance upon the representations and warranties of the respective parties contained in, this Subscription Agreement:

(a) You hereby subscribe for and agree to purchase from the Company the number of shares (the “Shares”) specified on the signature page of this Subscription Agreement (with the minimum purchase amount being 245 shares of the Company), at a price of $40.74 per share (subject to reduction in the Placement Agent’s discretion) (the “Purchase Price”).

(b) If US Capital Global Securities, LLC, the Placement Agent of the Company (the “Placement Agent”) accepts your subscription, you agree to become an investor, upon the terms and conditions of the Subscription Agreement.

(c) You understand that this subscription is not binding on the Company until accepted by the Placement Agent on behalf of the Company and may be accepted or rejected, in whole or in part, by the Placement Agent in its sole and absolute discretion. The Placement Agent may terminate this offer at any time.

2. Deposit Account.

You acknowledge that you are required to remit an amount equal to the Purchase Price for your shares of the Company (the “Deposit”) at the time of the submission of this Subscription Agreement. The Deposit will be held in a segregated account. Upon the closing of the sale of shares to you (the “Closing”), which is determined at the discretion of the Placement Agent, all funds in the account, including the Deposit, will be disbursed, less transaction fee and reserves to the Company’s operating account and you will be admitted as an investor. In the event that your subscription is rejected or the offering is canceled, then the Deposit will promptly be returned to you, without payment of accrued interest and without deduction. Upon commencement of the Closing, your agreement to purchase the shares will become irrevocable and the Deposit will be nonrefundable.

3. Power of Attorney.

You hereby irrevocably constitute and appoint the Placement Agent (and any substitute or successor Placement Agent(s)) your true and lawful attorney in your name, place and stead:

(a) To receive and pay over to the account of the Company on your behalf, to the extent set forth in this Subscription Agreement, all funds received hereunder,

(b) To complete or correct, on your behalf, all documents to be executed by you in connection with your subscription for the shares of the Company, including, without limitation, filling in or amending amounts, dates, and other pertinent information,

(c) To execute, acknowledge, swear to and file any counterparts of the Subscription Agreement, any amendments to which you are a signatory, and any agreements or other documents relating to the obligations of the Placement Agent, and

(d) To subscribe you for interests in or shares of the Company, or subscribe you for interests in an Affiliate company, and to execute such documents on your behalf in respect of such subscription; provided such interests or shares are subscribed for at the same price and materially on the same terms as the shares.

This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of your shares of the Company.

4. Closing.

The Closing of the sale of the shares of the Company to you, and the subscription for and purchase by you of shares, and your admission as an investor, shall take place on such date as the Placement Agent shall designate (the “Closing Date”). At the Closing, and upon satisfaction of the conditions set out in Section 5 of this Subscription Agreement, the Placement Agent will list you as an investor.

5. Conditions Precedent to the Placement Agent’s Obligations.

5.1 The Conditions Precedent.

The obligations of the Company and the Placement Agent to issue to you the shares of the Company and to admit you as a investor at the Closing shall be subject to the fulfillment (or waiver by the Placement Agent) prior to or at the time of the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties made by you in Section 6 shall be true and correct when made and at the time of the Closing.

(b) Performance. You shall have duly performed and complied with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by you prior to or at the time of the Closing.

5.2 Non-Fulfillment of Conditions.

If any of the conditions specified in Section 5.1 shall not have been fulfilled by the Closing Date, the Placement Agent shall be relieved of all further obligations under this Subscription Agreement, without thereby waiving any other rights it may have by reason of such non-fulfillment.

6. Representations and Warranties of the Subscriber.

6.1 The Representations and Warranties.

You represent and warrant to the Placement Agent, the Company and each other Person who is or who in the future becomes a investor, that:

(a) Accuracy of Information.

All of the information provided by you pursuant to this Subscription Agreement is true, correct and complete in all respects, and will continue to be true and correct as of the Closing Date. Any other information about you that you have provided to the Placement Agent or the Company or to any of their Affiliates, including US Capital Global Securities, LLC, the placement agent for the offering of shares of the Company, is correct and complete as of the date of this Subscription Agreement and will be correct as of the date of the Closing. You undertake to notify the Placement Agent immediately of any change in any representation, warranty or other information relating to you set out in this Subscription Agreement which takes place prior to the Closing Date. You consent to the disclosure of any information provided by you to the Placement Agent to any Government Authority, self-regulatory organization, or to any other Person to the extent the Placement Agent deems advisable if compelled by law or called upon to establish the availability under any federal or state securities laws of an exemption from registration of the offering of the shares or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Placement Agent or the Company is a party or by which it is or may be bound.

(b) Offering Circular; Advice.

(1) You have either consulted your own legal, accounting, investment, tax and financial advisers about investing in the shares of the Company and about the suitability of such an investment to you, or you have chosen not to consult with your own advisers despite the Placement Agent’s recommendation that you do so. Any special acknowledgment set forth below with respect to any statement contained in the Offering Circular or any supplements to the Offering Circular shall not be deemed to limit the generality of this representation and warranty.

(2) You have received a copy of the Offering Circular, and any supplements and you understand the risks of, and other considerations relating to, a purchase of the shares of the Company including the risks set forth under the caption “Risk Factors” in the Offering Circular and any supplements. You have been given access to, and prior to the execution of this Subscription Agreement you were provided with an opportunity to ask questions of, and receive answers from, the Placement Agent or any of its principals concerning the terms and conditions of the offering of shares, and to obtain any other information which you and your investment representative and professional advisers reasonably requested concerning your investment in the shares of the Company in order to evaluate your investment and verify the accuracy of all information furnished to you regarding the Company. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory.

(3) You have relied only on the representations and information contained in the Offering Circular, any supplements, and this Subscription Agreement in formulating a decision to invest in the shares of the Company and have not relied on other representations or information purported to be on behalf of the Placement Agent or the Company.

(c) Investment Representation and Warranty.

You are acquiring your shares of the Company for your own account for investment, and not with a view to distribute the shares in violation of the Securities Act or applicable state laws. You hereby agree that you will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of or interest in such shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of or interest in the shares) except in compliance with the registration provisions of the Securities Act or an exemption from such registration provisions, with any applicable state or other securities laws.

(d) Accredited Investor.

You are an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by reason of the fact that you are - CHECK EACH OF THE FOLLOWING ACCREDITED INVESTOR CATEGORIES THAT APPLY TO YOU:

(1) A natural person and your individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000 (Note: For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of your primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence shall be included as a liability). Further, you have adequate means of providing for all of your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

(2) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and you reasonably expect to reach the same income level in the current year. Further, you have adequate means of providing for all of your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

(3) A bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state of the United States of America, its political subdivisions, or any agency or instrumentality of a state of the United States of America or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(4) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(5) An organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the shares of the Company with total assets in excess of $5,000,000;

(6) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares of the Company, and this purchase is directed by a sophisticated person as described in Rule 506(b) (2)(ii) of Regulation D promulgated under the Securities Act; or

(7) An entity of which all of the equity owners are accredited investors as defined by any of the above subsections (1) through (6).

(7)(a) If you checked subsection (7), how many persons own equity in the subscriber?

_________

(e) Verification.

This Offering is being conducted under Regulation A of the Securities Act of 1933. Therefore, you understand that your status as an investor will be verified by the Placement Agent.

(f) Suitability.

You are an informed investor and have evaluated the risks of investing in the shares of the Company and have determined for yourself that a purchase of the shares is a reasonable and suitable investment for you, and you have made this determination based on your own evaluation without reliance on any representation from the Placement Agent or any of its Affiliates. Specifically, the aggregate amount of the investments you have in, and your commitments to, all similar investments that are illiquid is reasonable in relation to your net worth, both before and after the subscription for and purchase of the shares pursuant to this Subscription Agreement.

(g) Transfers and Transferability.

(1) You understand and acknowledge that the shares of the Company have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. You also understand that the Placement Agent and Company do not have any obligation or intention to register the shares for sale under the Securities Act or any state securities laws or of supplying the information which may be necessary to enable you to sell shares pursuant to an exemption; and that you have no right to require the registration of the shares under the Securities Act, any state securities laws or other applicable securities regulations.

(2) You represent and warrant further that you have no contract, agreement, undertaking or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the shares of the Company for which you hereby subscribe (in whole or in part); and you represent and warrant that you have no present plans, understanding or intention to enter into any such contract, agreement, undertaking or arrangement.

(3) You understand that the shares of the Company generally cannot be sold or transferred without the prior written consent of the Placement Agent, which consent may be withheld in its sole and absolute discretion and which consent will be withheld if any such transfer would be in violation of federal or state securities laws.

(4) You understand that there is no public market for the shares of the Company and no public market is likely to ever develop.

(5) You understand that any disposition of the shares of the Company may result in unfavorable tax consequences to you.

(6) You are aware and acknowledge that, because of the substantial restrictions on the transferability of the shares of the Company, it may not be possible for you to liquidate your investment in the shares readily, even in the case of an emergency.

(h) Residence.

You maintain your permanent domicile at the address shown on the signature page of this

Subscription Agreement and you are not merely transient or temporarily resident there.

(i) Awareness of Risks and Conflicts of Interest. You represent and warrant that you are aware that;

(1) The Company does not have an operating history

(2) There is no assurance of any income from your investment in shares of the Company,

(3) The shares of the Company involve a significant risk of loss as described in the Offering Circular and any supplements, and you knowingly consent to all such risks;

(4) You consent to the payment of such fees and expenses as are set forth in the Offering Circular, and any supplements;

(5) The Placement Agent and its affiliates are subject to conflicts of interest and potential conflicts of interest as described in the Offering Circular and any supplements, and you consent to such conflicts of interest and potential conflicts of interest; and

(6) Any federal and/or state income tax benefits which may be available to you as an investor in the shares of the Company may be lost through the adoption of new laws or regulations, changes to existing laws and regulations, and changes in the interpretation of existing laws and regulations. You further represent that you are relying solely on your own conclusions or the advice of your own counsel, tax adviser or investment representative with respect to tax aspects of an investment in the shares.

(j) Capacity to Contract.

If you are an individual, you represent that you are over 21 years of age and have the capacity to execute, deliver and perform this Subscription not an individual, you represent and warrant that you are a corporation, limited liability company, partnership, association, joint stock company, trust or unincorporated organization, and were not formed for the specific purpose of acquiring the shares of the Company.

(k) Power, Authority; Valid Operating Agreement.

(1) You have all requisite power and authority to execute, deliver and perform your duties and obligations under this Subscription Agreement and to subscribe for and purchase or otherwise acquire your shares of the Company;

(2) Your entry into and execution of this Subscription Agreement has been authorized by all necessary corporate or other action on your behalf; and

(3) This Subscription Agreement is valid, binding and enforceable against you in accordance with their respective terms.

(l) No Conflict; No Violation.

The execution and delivery of this Subscription Agreement by you and the performance of your duties and obligations hereunder and thereunder:

(1) Do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (A) any charter, by-laws, trust agreement, partnership agreement, operating agreement or other governing instrument applicable to you, (B) (i) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (ii) any license, permit, franchise or certificate, in either case to which you or any of your Affiliates is a party or by which you or any of them is bound or to which your properties or any of their properties are subject;

(2) Do not require any authorization or approval under or pursuant to any of the foregoing; and

(3) Do not violate any statute, regulation, law, order, writ, injunction, judgment or decree to which you or any of your Affiliates is subject.

(m) No Default. You are not:

(1) In default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in (A) this Subscription Agreement, (B) any provision of any charter, by-laws, trust agreement, partnership agreement, operating agreement or other governing instrument applicable to you, (C) (i) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (ii) any license, permit, franchise or certificate, in either case to which you or any of your Affiliates is a party or by which you or any of them is bound or to which your or any of their properties are subject, or

(2) In violation of any statute, regulation, law, order, writ, injunction, judgment or decree applicable to you or any of your Affiliates.

(n) No Litigation.

There is no litigation, investigation or other proceeding pending or, to your knowledge, threatened against you or any of your Affiliates which, if adversely determined, would adversely affect your business or financial condition or your ability to perform your obligations under this Subscription Agreement.

(o) Consents.

No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on your part is required for the execution and delivery of this Subscription Agreement by you or the performance of your obligations and duties hereunder or thereunder.

6.2 Survival of Representations and Warranties.

All representations and warranties made by you in Section 6.1 of this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, as well as any investigation at any time made by or on behalf of the Placement Agent, the issue and sale of shares of the Company, and any subsequent disposition by you of the shares.

6.3 Reliance.

You acknowledge and agree that your representations, warranties, acknowledgments and agreements in this Subscription Agreement will be relied upon by the Placement Agent in determining your eligibility and suitability as a purchaser of shares of the Company.

6.4 Further Assurances.

You agree to provide, if requested, any additional information that may be requested or required to determine your eligibility to purchase the shares and to execute and deliver any instruments and documents and take such other actions as may be necessary or reasonably requested by the Placement Agent in order to give full effect to this Subscription Agreement and to carry out the intent of this Subscription Agreement.

6.5 Indemnification.

You hereby agree to indemnify each of the Placement Agent and Covered Persons, and to hold each of them harmless from and against any loss, damage, liability, cost or expense, including reasonable attorneys’ fees (collectively, a “Loss”) due to or arising out of a breach of representation, warranty or agreement by you, whether contained in this Subscription Agreement or any other document provided by you to the Placement Agent or its Affiliates in connection with your investment in the shares of the Company. You hereby agree to indemnify the Placement Agent and Covered Persons, and to hold them harmless against all Loss arising out of the offer, sale or distribution of the shares by you in violation of the Securities Act or other applicable law or any misrepresentation or breach by you with respect to the matters set forth in this Subscription Agreement. In addition, you agree to indemnify the Placement Agent and Covered Persons, and to hold such Persons harmless from and against, any and all Loss to which they may be put or which they may reasonably incur or sustain by reason of or in connection with any misrepresentation made by you with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranty or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Subscription Agreement, you do not waive any right granted to you under any applicable securities law.

6.6 USA Patriot Act.

You (a) are not, and are not controlled by, a Designated Person; (b) have not received funds or other property from a Designated Person; and (c) are not in breach of, nor the subject of, any action or investigation under any Anti-Terrorism Law. You are not engaged in, nor will you engage in, any dealings or transactions, and you are not and will not be otherwise associated, with any Designated Person. You are in compliance, in all material respects, with the USA Patriot Act of 2001. You have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws (including, to the extent that you are not an individual, the requirement that (x) no person who owns any direct or indirect interest in the Subscriber entity, if any, for whom you are acting as agent or trustee is a Designated Person, and (y) funds invested directly or indirectly in such entity are derived from legal sources).

For these purposes:

(a) “Anti-Terrorism Law” means each of: (1) the Executive Order (as defined below); (2) the USA Patriot Act of 2001 (Title III of Pub.L. 107-56); (3) the Money Laundering Control Act of 1986 (18 U.S.C. § 1956); and (4) any other law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any United States governmental authority now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism;

(b) “Designated Person” means any person who: (1) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Asset Control pursuant to authorizing statute, executive order or regulation; (2) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s), or engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner violative of Section 2 of the Executive Order; or (3) is an agency of the government of a country, an organization controlled by a country, or a person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Asset Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; and

(c) “Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, issued on September 23, 2001.

6.7 Personal Information.

You acknowledge that this Subscription Agreement requires you to provide certain personal information to the Placement Agent. Such information is being collected and will be used by the Placement Agent for the purposes of completing the proposed offering of the shares, which includes, without limitation, determining your eligibility to purchase the shares under applicable federal and states securities laws and completing filings required under those laws. You agree that your personal information may be disclosed by the Placement Agent in accordance with the Privacy Notice set forth in the Offering Circular. By executing this Subscription Agreement, you consent to the foregoing collection, use and disclosure of your personal information.

6.8 Legal Counsel.

You acknowledge that legal counsel to the Placement Agent and its affiliates has acted as legal counsel solely to the Placement Agent and its affiliates, and not as counsel to yourself or to any other subscriber or investor, in connection with the negotiation, drafting and implementation of the terms and conditions of this Subscription Agreement, that you have not relied on any advice from legal counsel to the Placement Agent and its affiliates and that you have had (and if desired, you have taken) the opportunity to be represented by legal counsel of your choosing in connection with all such matters.

7. Certain Agreements and Acknowledgments of the Subscriber.

You understand, acknowledge and agree that:

(a) Acceptance. Your subscription to purchase shares contained in this Subscription Agreement may be accepted or rejected, in whole or in part, by the Placement Agent in its sole and absolute discretion. No subscription shall be accepted or deemed to be accepted until you have been admitted on the Closing Date. Such admission shall be deemed an acceptance of this Subscription Agreement by the Company and the Placement Agent for all purposes.

(b) No Recommendation. No federal or state authority has made a finding or determination as to the fairness for investment of the shares and no federal or state authority has recommended or endorsed or will recommend or endorse the offering of the shares.

(c) No Disposition. You will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of your shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the shares) except in accordance with the registration provisions of the Securities Act and any applicable state or other securities laws, or with an exemption from such registration provisions.

(d) Update Information. If there should be any change in the information provided by you to the Placement Agent or its Affiliates (whether pursuant to this Subscription Agreement or otherwise) prior to your purchase of any shares or anytime thereafter, you agree to immediately furnish such revised or corrected information to the Placement Agent.

(e) Confidentiality. By executing and delivering this Subscription Agreement, you covenant with the Placement Agent and the Company that, except with the prior written permission of the Placement Agent, you shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information contained in the Offering Circular, any supplement annex, exhibit or appendix thereto, or any other information provided to you by the Placement Agent or its Affiliates.

8. General Contractual Matters.

8.1 Amendments and Waivers.

This Subscription Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of you and the Placement Agent.

8.2 Assignment.

You agree that neither this Subscription Agreement nor any rights which may accrue to you hereunder may be transferred or assigned.

8.3 Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when personally delivered, sent by registered or certified mail, return receipt requested, sent by an internationally recognized overnight delivery service or sent by electronic mail:

(a) If to you, to you at the address set forth above your signature to this Subscription Agreement, or to such other address as you shall have furnished to the Company in writing, and

(b) If to the Placement Agent, at 555 Montgomery Street, Suite 1501, San Francisco, CA 94111, or to such other address or addresses as the Placement Agent shall have furnished to you in writing; provided, that any notice to the Company shall be effective only if and when received by the Placement Agent.

8.4 Governing Law.

THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCEPT INSOFAR AS AFFECTED BY THE SECURITIES OR “BLUE SKY” LAWS OF THE STATE OR SIMILAR JURISDICTION IN WHICH THE OFFERING DESCRIBED HEREIN HAS BEEN MADE TO YOU).

8.5 Electronic Signatures.

The Placement Agent shall be entitled to rely on delivery by email, facsimile machine or other electronic means of an executed copy of this Subscription Agreement, and acceptance by the Company of such facsimile or electronic copy (in counterparts as provided in Section 8.9) shall be legally effective to create a valid and binding agreement between you and the Company in accordance with the terms hereof.

8.6 Descriptive Headings.

The descriptive headings in this Subscription Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Subscription Agreement.

8.7 Singular, Plural and Gender.

Where the context so requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, the feminine and the neuter.

8.8 Entire Agreement.

This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

8.9 Counterparts.

This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

8.10 Binding Effect.

Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns.

8.11 Waiver of Trial by Jury.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT OR ANY MATTER ARISING HEREUNDER.

8.12 Arbitration.

The parties agree to submit all controversies relating to the subject matter of this Subscription Agreement or an investment in the shares to arbitration in accordance with the following provisions and understand that:

(a) Arbitration is final and binding on the parties.

(b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c) Pre-arbitration discovery is generally more limited and different from court proceedings.

(d) The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f) All controversies which may arise between the parties concerning this Subscription Agreement or an investment in the shares of the Company shall be determined by arbitration pursuant to the Financial Industry Regulatory Authority, Inc. (“FINRA”) Codes of Arbitration Procedures or any successor FINRA arbitration rules then in effect. The parties agree that arbitration hearings shall be held in San Francisco, California, unless the parties mutually agree to another arbitration venue or FINRA designates another venue. Judgment on any award of any such arbitration may be entered in the courts of the State of California or in any other court having jurisdiction of the party against whom such award is rendered.

(g) Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

8.13 Attorneys’ Fees.

If any action at law or in equity (including arbitration) is undertaken to enforce or interpret the terms of this Subscription Agreement, the Offering Circular, or any related documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Subscription Agreement.

[Signature page follows]

If you are in agreement with the foregoing, please sign the enclosed counterparts of this Subscription Agreement and return such counterparts of this Subscription Agreement, along with copies of government-issued identification*, to the Placement Agent. This Subscription Agreement is hereby agreed to by the undersigned as of the ____________ day of ____________, 20__ .

Subscriber Information

 ______________________________________

Subscriber Name (Please print)

 ______________________________________

Residence or Office Address

______________________________________

City, State, Zip Code

______________________________________

Mailing Address (include only if different from residence/office address above)

 ______________________________________

City, State, Zip Code

Total Purchase Price $ ____________

Signature of Subscriber

Name of Subscriber (Print): _________________________________________________

______________________________________________________________________

Signature of Subscriber, or by an Authorized Representative if Subscriber is not an Individual

Date of execution by Subscriber: ___________________________________________

Social Security or Taxpayer I.D. No. (Must be completed): ________________________

Acceptance of Subscription

By: Nouslogic Healthcare, LLC

By: ________________________

[Name and Title]

Acceptance of Subscription

By: US Capital Global Securities, LLC – Placement Agent

By: ________________________

Charles Towle – CEO

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